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                                                                      EXHIBIT 18

                         SAMARNAN INVESTMENT CORPORATION

                         CODE OF ETHICAL RESPONSIBILITY

This Code of Ethical Responsibility has been adopted by the Board of Directors of Samarnan Investment Corporation (the "Company") for the purpose of complying with Rule 17j-1 promulgated by the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940 (the "1940 Act").

It is purpose of the Code to prevent to the extent possible Access Persons (as defined below) from engaging in any conduct which is unlawful and prohibited by this Code.

SECTION I. DEFINITIONS:

    For the purposes of this Code:

    (1) The term "Access Person" means any director, officer or Advisory Person of the Company.

    (2)  The term "Advisory Person" means:

         (A) any employee of the Company (or of any company in a control relationship to the Company) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Company, or whose functions relate to the making of recommendations with respect to the purchases or sales; and

         (B) any natural person in a control relationship to the Company who obtains information concerning recommendations made to the Company with regard to the purchase or sale of Covered Securities by the Company.

    (3) The term "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

         Any person who owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting securities of a company shall be presumed to control such company. Conversely, any person who does not so own more than 25% of the voting securities of any company shall be presumed not to control such company. A natural person shall be presumed not to be a controlled person for the purposes hereof.

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    (4)  The term "Covered Security" means any security included in the definition of security in Section 2(a)(36) of the 1940 Act, except:

         (A)  direct obligations of the Government of the United States;

         (B) bankers acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

         (C)  shares issued by open-end funds registered under the 1940 Act.

    (5) The term "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 (the "1933 Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

    (6) The term "Limited Offering" means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or 4(6) of the !933 Act or Rule 504, Rule 505 or Rule 506 promulgated thereunder.

    (7) The term "Purchase or Sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

    (8)  The term "Security Held or to be Acquired" by the Company means:

         (A)  Any Covered Security which, within the most recent 15 days:

              (i)  is or has been held by the Company; or

              (ii) is being or has been considered by the Company or by an investment adviser to the Company for purchase by the Company; and

         (B) Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph 8
              (A) of this Section I.

    (9) The term "Investment Personnel" means any employee of the Company or any natural person in a control relationship to the Company who is included within the definition of an "Advisory Person" as set forth in paragraph 2 of this Section I.

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SECTION II. UNLAWFUL ACTIONS:

    (1) It is unlawful and a violation of this Code for any affiliated person of the Company in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the
         Company:

         (A)  to employ any devise, scheme or artifice to defraud the Company;

         (B) to make any untrue statement of a material fact to the Company or omit to state a material fact necessary in order to make the statements made to the Company, in light of the circumstances under which they are made, not misleading;

         (C) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Company; or

         (D) to engage in any manipulative practice with respect to the Company.

    (2) No Access Person shall purchase any Covered Security that is being, or has been, considered by the Company or by an investment adviser to the Company for purchase by the Company for a period of 15 days after the Company has purchased such Covered Security or the Access Person has been advised by the Company that neither it nor the investment adviser to the Company is no longer considering the purchase of such Covered Security by the Company.

         No Access Person shall sell any Covered Security that is being considered for sale or has been sold by the Company for a period of 15 days after the Company has sold such Covered Security or the Access Person has been advised by the Company that neither it nor the investment adviser to the Company is no longer considering the sale of such Covered Security by the Company.

SECTION III. ADMINISTRATION:

    The Company will use reasonable diligence and institute procedures reasonably necessary to prevent violations of this Code. In this connection, the Company will furnish to its Board of Directors, at least annually, and the Board will consider, a written report that

              (A) describes any issues arising under this Code or procedures since the last report to the Board made pursuant hereto, including, but not limited to, information about material violations of this Code or procedures and any sanctions imposed in response to such material violations; and

              (B) certifies that the Company has adopted procedures reasonably necessary to prevent Access Persons from violating this Code.

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SECTION IV. REPORTING REQUIREMENTS OF ACCESS PERSONS:

    Unless excepted by paragraph 4 of this Section IV , every Access Person of the Company must report to the Company

         (1)  Initial Report.

              Not later than 10 days after such person becomes an Access Person, the following:

              (A) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial interest when such person became an Access Person;

              (B) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

              (C)  The date the report is submitted by the Access Person.

         (2)  Quarterly Reports.

              Not later than 10 days after the end of any calendar quarter, the following:

              (A) With respect to any transaction during the calendar quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

                     (i) The date of the transaction, the title, the interest rate and maturity date, if applicable,, the number of shares and the principal amount of each Covered Security involved;

                     (ii) The nature of the transaction (i.e., purchase, sale or other type of acquisition or disposition);

                     (iii) The price of the Covered Security at which the
                           transaction was effected;

                     (iv) The name of the broker, dealer or bank with or through which the transaction was effected; and

                     (v) The date that the report is submitted by the Access Person.

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              (B)  With respect to any account established by the Access Person in which any securities were held during the calendar quarter for the direct or indirect benefit of the Access
                   Person:

                      (i) The name of the broker, dealer or bank with whom the Access Person established the account;

                      (ii)  The date the account was established; and

                      (iii) The date the report is submitted by the Access
                            Person.

         (3)  Annual Reports.

              Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

                      (i) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

                      (ii) The name of any broker, dealer or bank with whom the
                           Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

                      (iii)The date the report is submitted by the Access
                           Person.

         (4)  Exceptions to Reporting Requirements.

                   (A) A person need not make a report under this Section IV with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

                   (B) A director of the Company who is not an "interested person" of the Company within the meaning of Section 2(a)(19) of the 1940 Act, and who would be required to make a report solely by reason of being a director of the Company, need not make:

                          (i) An initial holdings report under paragraph 1 of
                              this Section IV and an annual holdings report under paragraph 3 of this Section IV; and

                          (ii)A quarterly transaction report under paragraph 2
                              of this Section IV, unless the director knew or, in the ordinary course of fulfilling his or her official duties as a director of the Company, should have

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                             known that during the 15 day period immediately
                             before or after the director's transaction in a Covered Security, the Company purchased or sold the Covered Security, or the Company or its investment adviser considered purchasing or selling the Covered Security.

                   (C) An Access Person need not make a quarterly transaction report under paragraph 2 of this Section IV if the report would duplicate information contained in broker trade confirmations or account statements received by the Company with respect to the Access Person in the time period required by such paragraph 2, if all the information required by that paragraph is contained in the broker trade confirmations or account statements, or in the records of the Company.

         (5)  Review of Reports.

              All reports required to be submitted by Access Persons pursuant to Section IV of this Code shall be delivered to the Principal Financial Officer of the Company, who together with the Principal Executive Officer of the Company, shall review each such report. At the first meeting of the Company's Board of Directors following any such review, the Principal Executive Officer shall advise the Board of Directors of the results of the review of such reports and of any action taken to correct any violations of this Code.

         (6)  Notification of Reporting Obligations.

              The Company shall identify all Access Persons of the Company who are required to make reports under Section IV of this Code and shall inform them of their reporting obligations hereunder.

         (7)  Beneficial Ownership.

              For the purposes of this Code, the term "beneficial ownership" shall be determined in accordance with Rule 16a-1(a)(2) under the Securities Exchange Act of 1934. Any report required by Section IV of this Code may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

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         (8)  Pre-Approval of Investments in IPOs and Limited Offerings.

              Generally, it is the Company's policy not to invest in Initial Public Offerings or in Limited Offerings of securities. However, in the event the Company decides to invest in an Initial Public Offering or in a Limited Offering, the Company will advise all of its Access Persons and Investment Personnel, who shall not acquire, directly or indirectly, any beneficial ownership in any securities in such Initial Public Offering or Limited Offering without first obtaining approval from the Company.

SECTION V. RECORDKEEPING REQUIREMENTS:

         (1) The Company will maintain at its principal place of business in an easily accessible place the following records:

              (A) A copy of this Code and any other code of ethics relating to compliance with Rule 17j-1 under the 1940 Act that was in effect at any time within the past five years;

              (B) A record of any violation of this Code and any action taken as a result of such violation for a period of five years after the end of the fiscal year in which the violation occurred;

              (C) A copy of each report made by an Access Person, including any information provided in lieu of the reports under paragraph 4(C) of Section IV, for at least five years after the end of the fiscal year in which the report was made or the information provided;

              (D) A record of all persons currently or within the past five years, who are or were required to make reports under this Code or who are or were responsible for reviewing such reports; and

              (E) A copy of each report submitted to the Company's Board of Directors pursuant to Section III hereof for at least five years after the end of the fiscal year in which the report was made.

         (2) The Company shall maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by Access Persons and Investment Personnel of securities in any Initial Public Offering or Limited Offering for at least five years after the end of the fiscal year in which the approval was granted.

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SECTION VI. AMENDMENTS OR CHANGES IN CODE:

    Any amendments to or material changes in this Code must be approved by the Board of Directors of the Company, including a majority of directors who are not "interested persons" of the Company within the meaning of Section 2(a)(19) of the 1940 Act. The Board must base its approval of any amendment to or material change in the Code on a determination that the provisions of the Code as so amended or changed are reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by Section II of this Code and, prior to approving any such amendment or Change, the Board must receive a certification from on executive officer of the Company that the Company has adopted procedures reasonably necessary to prevent Access Persons from violating the Code as so amended or changed.

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                                                            Dated March 26, 2004

                                 CODE OF ETHICS

Westwood Management Corporation
Westwood Trust
Westwood Holdings Group, Inc.

Each Registered Investment Company
     or series thereof (each of
     which is considered to be a
     Company for this purpose) for
     which the company listed above
     presently or hereafter
     provides investment advisory
     services, other than a money
     market fund or a fund that
     does not invest in Securities.

                                  INTRODUCTION

This Code of Ethics establishes rules of conduct for persons who are associated with the companies named above or with the registered investment companies for which such companies provide investment advisory or principal underwriter services. The Code governs their personal investment and other investment-related activities.

The basic rule is very simple: put the client's interests first. The rest of the rules delaborate this principle. Some of the rules are imposed specifically by law. For example, the laws that govern investment advisers specifically prohibit fraudulent activity, making statements that are not true or that are misleading or omit something that is significant in the context and engaging in manipulative practices. These are general words, of course, and over the years the courts, the regulators and investment advisers have interpreted these words and established codes of conduct for their employees and others who have access to their investment decisions and trading activities. Indeed, the rules obligate investment advisers to adopt written rules that are reasonably designed to prevent the illegal activities described above and must follow procedures that will enable them to prevent such activities.

This Code is intended to assist the companies in fulfilling their obligations under the law. The first part lays out who the Code applies to. the second part deals with personal investment activities, the third part deals with other sensitive business practices, and subsequent parts deal with reporting and administrative procedures.

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The Code is very important to the companies and their employees. Violations can not only cause the companies embarrassment, loss of business, legal restrictions, fines and other punishments, but for employees can lead to demotion, suspension, firing, ejection from the securities business, and very large fines.

I.       APPLICABILITY

         (A)      The Code applies to each of the following:

                  1. The Companies named or described at the top of page one of the Code and all entities that are under common management with these Companies or otherwise agree to be subject to the Code ("Affiliates"). A listing of the Affiliates, which is periodically updated, is attached as Exhibit A.

                  2. Any officer, director or employee of any Company, Affiliate or Fund Client (as defined below).

                  3. With respect to all of the Companies, Affiliates and Fund Clients except Westwood Management Corporation, any natural person who controls any of the Companies, Affiliates or Fund Clients and who obtains information regarding the Company's or the Affiliates' investment recommendations or decisions. However, a person whose control arises only as a result of his official position with such entity is excluded. Disinterested directors of Fund Clients and independent directors of the Companies (excluding Westwood Management Corporation) for example, are excluded from coverage under this item.

                  4. Any director, officer, general partner or person performing a similar function even if he has no knowledge of and is not involved in the investment process. Disinterested directors of Fund Clients and independent directors of the Companies (excluding Westwood Management Corporation) are included in coverage under this item.

                  5. As an exception, the Code does not apply to any director, officer or employee of any fund Client (such as certain of The Gabelli Westwood Funds) with respect to which the Companies' services do not involve the formulation or making of investment recommendations or decisions or the execution of portfolio transactions if that person is also a director, officer or employee of any entity that does perform such services (such as Westwood

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

                           Management Corp.). These individuals are covered by codes of ethics adopted by such entities.

         (B)      Definitions

                  1. Access Persons. The Companies and the persons described in items (A)2 and (A)3 above other than those excluded by item (A)5 above.

                  2. Access Person Account. Includes all advisory, brokerage, trust or other accounts or forms of direct beneficial ownership in which one or more Access Person and/or one or more members of an Access Person's immediate family have a substantial proportionate economic interest. Immediate family includes an Access Person's spouse and minor children living with the Access Person. A substantial proportionate economic interest will generally be 10% of the equity in the account in the case of an Access Person and 25% of the equity in the account in the case of all Access Persons in the aggregate whichever is first applicable. Investment partnerships and similar indirect means of ownership other than registered open-end investment companies are also treated as accounts.

                           As an exception, accounts in which one or more Access Persons and/or their immediate family have a substantial proportionate interest which are maintained with persons who have no affiliation with the companies and with respect to which no Access Person has, in the judgment of the Compliance Officer after reviewing the terms and circumstances, any direct or indirect influence or control over the investment or portfolio execution process are not Access Person Accounts.

                           As a further exception, subject to the provisions of
                           Article II(I)7, bona fide market making accounts of Gabelli & Company are not Access Person Accounts.

                           As a further exception, subject to the provisions of
                           Article II(I)7, bona fide error accounts of the Companies and the Affiliates are not Access Person Accounts.

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                  3.       Clients. Investment advisory accounts maintained with
                           any of the Companies or Affiliates by any person, other than Access Person Accounts. However, Fund Clients covered by item (A)5 above are considered Client accounts only with respect to employees specifically identified by the Compliance Officer as having regular information regarding investment recommendations or decisions or portfolio transactions for such Fund Clients.

                  4. Companies. The companies named or described at the top of page one of the Code.

                  5. Compliance Officer. The person designated as the Chief Compliance Officer of the Companies.

                  6. Covered Persons. The Companies, the Access Persons and the persons described in item (A)4 above.

                  7. Executive Manager. The CEO or President of Westwood Management Corp.

                  8. Fund Clients. Clients that are registered investment companies or series thereof.

                  9. Portfolio Managers. Access Persons who are principally responsible for investment decisions with respect to any Client accounts.

                  10. Security. Any financial instrument treated as a security for investment purposes and any related instrument such as futures, forward or swap contract entered into with respect to one or more securities, a basked of or an index of securities or components of securities. However, the term security does not include securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, units of bank regulated commingled funds, or shares of registered open-end investment companies.

II.      Restrictions on Personal Investing Activities

         (A)      Basic Restriction on Investing Activities

                  If a Security is owned in any Client account, such Security or any related Security (such as an option, warrant or convertible security) may not be purchased or sold for any Access Person Account subject to the previously owned related Security exception set forth in paragraph (B) below. If an

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                  Access Person owns a Security that is subsequently purchased in any Client account, the Access Person may not sell such Security until it is sold out of all Client accounts. If a purchase or sale order is pending for any Client account by any Company or Affiliate, any request to purchase or sell such Security or any related Security (such as an option, warrant or convertible security) for an Access Person Account will be denied. If a Security is under active consideration for purchase in any Client account by any Company or Affiliate, any request to purchase or sell such Security or any related Security (such as an option, warrant or convertible security) for an Access Person Account may be denied at the discretion of the Compliance Officer and the Executive Manager.

         (B)      Investments owned prior to employment.

                  If a Security is owned by an Access Person when such person becomes a new employee, such Access Person will not be asked to sell their position in the Security, but all future transactions in such Security will be subject to paragraph A.

                  In the case of a related Security (such as an option, warrant or convertible security) that is owned by an Access Person when such person becomes a new employee, the Access Person may not exercise/convert such related Security if a purchase or sale order is pending for any Client account by any Company or Affiliate. If the Security is under active consideration for purchase or sale in any Client account, any request to exercise/convert a related Security may be denied at the discretion of the Compliance Officer and the Executive Manager.

         (C)      Initial Public Offerings

                  No Security or related Security may be acquired in an initial public offering for any Access Person Account.

         (D)      Blackout Period

                  No Security or related Security may be bought, sold or exercised for any Access Person Account during the period commencing seven (7) calendar days prior to and ending seven
                  (7) calendar days after the purchase or sale (or entry of an order for the purchase or sale) of that Security or any related Security for the account of any Client.

         (E)      Short-term Trading

                  No Security or related Security may, within a 60-day period, be bought and sold or sold and bought at a profit for any Access Person Account if the Security or related Security was held at any time during that period in any Client account.

         (F)      Exempt Transactions

                  Participation on an ongoing basis in an issuer's dividend reinvestment or stock purchase plan, participation in any transaction over which no Access Person had any direct or indirect influence or control, involuntary transactions (such as mergers, inheritances, gifts, etc.), and securities transactions processed for an Access Person Account which has been formed for the sole purpose of product development are exempt from the restrictions set forth in paragraphs (A) and
                  (C) above without case by case preclearance under paragraph
                  (G) below.

         (G)      Permitted Exceptions

                  Purchases and sales of the following Securities for Access Person Accounts are exempt from the restrictions set forth in paragraphs A, C and D above if such purchases and sales comply with the preclearance requirements of paragraph (G) below:

                  1. Non-convertible fixed income Securities rated at least "A"; and

                  2.       Municipal Securities.

                  In addition, the exercise of rights that were received pro rata with other security holders is exempt if the preclearance procedures are satisfied.

         (H)      Pre-Clearance of Personal Securities Transactions

                  No Security or related Security (such as an option, warrant or convertible security) may be bought, sold or exercised for an Access Person Account unless (i) the Access Person obtains prior approval from an Executive Manager and the Compliance Officer, or in the absence of the Compliance Officer, from a designee of the Compliance Officer; (ii) the approved transaction is completed on the same day approval is received; and (iii) the Compliance Officer or an Executive Manager does not rescind such approval prior to execution of the transaction (See paragraph J below for details of the Pre-Clearance Process.)

         (I)      Private Placements

                  The purchases or sale of Securities that are not publicly traded will not be approved, unless the Access Person provides full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of such person's activities on behalf of any Client) and the Compliance Officer and an Executive Manager concludes, after consultation with one or more of the relevant Portfolio Managers, that the Companies would have no foreseeable interest in investing in such Security or any related Security for the account of any Client.

         (J)      Pre-Clearance Process

                  1. No Security may be purchased or sold for any Access Person Account unless the particular transaction has been approved in writing by an Executive Manager and the Compliance Officer, or in the absence of the Compliance Officer, a designee of the Compliance Officer. The Compliance Officer shall review, not less frequently than weekly, confirmations from brokers to assure that all transactions effected for Access Person Accounts are effected in compliance with this Code.

                  2. Access Persons must direct brokerage and other firms with which they have Access Person Accounts to furnish to the Compliance Officer on a timely basis duplicate copies of confirmations of, and account statements concerning, all personal Securities transactions.

                  3. A Trading Approval Form, attached as Exhibit B, must be completed and submitted to the Compliance Officer for approval by the Compliance Officer and an Executive Manager prior to entry of an order.

                  4. After reviewing the proposed trade and the level of potential investment interest on behalf of Clients in the Security in question, the Compliance Officer and an Executive Manager shall approve (or disapprove) a trading order on behalf of an Access Person as expeditiously as possible. Transactions described in paragraph (F) above will generally be approved unless it is believed for any reason that the Access Person Account should not trade in such Security at such time.

                  5. Once an Access Person's Trading Approval Form is approved, the transaction must be executed on the same day. If the Access Person's trading order request is not approved, or is not executed on the same day it is approved, the clearance lapses although such trading order request may be resubmitted at a later date.

                  6. Trading approval for the Compliance Officer must be obtained from the CEO or President of Westwood Management Corp., and trading approval for the CEO and the President must be obtained from the Compliance Officer.

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                  7.       The Compliance Officer shall review all Trading
                           Approval Forms, all initial, quarterly and annual disclosure certifications and the trading activities on behalf of all Client accounts with a view to ensuring that all Covered Persons are complying with the spirit as well as the detailed requirements of this Code.

III.     Other Investment-Related Restrictions

         (A)      Gifts

                  No Access Person shall accept any gift or other item of more than $ 100 in value from any person or entity that does business with or on behalf of any Client.

         (B)      Service As A Director

                  No Access Person shall commence service on the Board of Directors of a publicly traded company or any company in which any Client account has an interest without prior authorization from the Compliance Officer based upon a determination that the Board service would not be inconsistent with the interests of the Clients.

IV.      Reports and Additional Compliance Procedures

         (A) Every Covered Person, except independent directors of Affiliates of the Companies, must submit a report (a form of which is appended as Exhibit C) containing the information set forth in paragraph (B) below with respect to transactions in any Security in which such Covered Person has or by reason of such transactions acquires, any direct or indirect beneficial ownership (as defined in Exhibit D) in the Security; and with respect to any account established by the Covered Person in which any Securities were held for the direct or indirect benefit of the Covered Person; provided, however, that:

                  1. A Covered Person who is required to make reports only because he is a director of one of the Fund Clients and who is a "disinterested" director thereof need not make a report with respect to any transactions other than those where he knew or should have known in the course of his duties as a director that any Fund Client of which he is a director has made or makes a purchase or sale of the same or a related Security within 15 days before or after the purchase or sale of such Security or related Security by such director.

                  2. A Covered Person need not make a report with respect to any transactions effected for, and Securities held in, any account over which such person does not have any direct or indirect influence or control; and

                  3. A Covered Person will be deemed to have complied with the requirements of this Article IV insofar as the Compliance Officer receives in a timely fashion duplicate monthly or quarterly brokerage statements on which all transactions required to be reported hereunder are described.

         (B) A Covered Person must submit the report required by this Article to the Compliance Officer no later than 10 days after the end of the calendar quarter in which the transaction or account to which the report relates was effected or established, and the report must contain the date that the report is submitted.

                  1.       A report must contain the following information:

                           a. The date of the transaction, the title and number of shares and the principal amount of each Security involved;

                           b. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                           c.       The price at which the transaction was
                                    effected; and

                           d. The name of the broker, dealer or bank with or through whom the transaction was effected.

                  2. This report must contain the following information with respect to accounts established:

                           a. The name of the broker, dealer or bank with whom the account was established; and

                           b.       The date the account was established.

         (C)      Any report submitted to comply with the requirements of this
                  Article IV may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect benefit ownership in the Security to which the report relates. A person need not make any report under this Article IV with respect to transaction effected for, and Securities held in, any account over which the person has no direct or indirect influence or control.

         (D) No later than 10 days after beginning employment with any of the Companies or Affiliates or otherwise becoming a Covered Person, each Covered Person (except for a "disinterested" director of the Fund Client or an "independent" director of the Companies (other than Westwood Management Corporation) who is required to submit reports solely by reason of being such a director) must submit a report containing the following information:

                  1. The title, number of shares and principal amount of each Security in which the Covered Person had any direct or indirect beneficial ownership when the person became a Covered Person;

                  2. The name of any broker, dealer or bank with whom the Covered Person maintained an account in which any Securities were held for the direct or indirect benefit of the Covered Person as of the date the person became a Covered Person; and

                  3.       The date that the report is submitted.

                  The form of such report is attached as Exhibit E.

         (E) Annually each Covered Person must certify that he has read and understood the Code and recognizes that he is subject to such Code. In addition, annually each Covered Person must certify that he has disclosed or reported all personal Securities transactions required to be disclosed or reported under the Code and that he is not subject to any regulatory disability described in the annual certification form. Furthermore, each Covered Person (except for a "disinterested" director of the Fund Client or an "independent" director of any of the companies (other than Westwood Management Corporation) who is required to submit reports solely by reason of being such a director) annually must submit a report containing the following information (which information must be current as of a date no more than 30 days before the report is submitted):

                  1. The title, number of shares and principal amount of each Security in which the Covered Person had any direct or indirect beneficial ownership;

                  2. The name of any broker, dealer or bank with whom the Covered Person maintains an account in which any Securities are held for the direct or indirect benefit of the Covered Person; and

                  3.       The date that the report is submitted.

                  The form of such certification and report is attached as Exhibit F.

         (F) At least annually (or quarterly in the case of Items 4 and 5 below), each of the Companies that has a Fund Client or that provides principal underwriting services for a Fund Client shall, together with each Fund Client, furnish a written report to the Board of Directors of the Fund Client that:

                  1. Describes any issues arising under the Code since the last report.

                  2. Certifies that Companies have developed procedures concerning Covered Persons' personal trading activities and reporting requirements relevant to such Fund Clients that are reasonably necessary to prevent violations of the Code;

                  3. Recommends changes, if any, to the Fund Clients' or the Companies' Codes of Ethics or procedures;

                  4. Provided a summary of any material or substantive violations of this Code by Covered Persons with respect to such Fund Clients which occurred during the past quarter and the nature of any remedial action taken; and

                  5. Describes any material or significant exceptions to any provisions of this code of Ethics as determined under Article VI below.

         (G) The Compliance Officer shall notify each employee of any of the Companies or Affiliates as to whether such person is considered to be an Access Person or Covered Person and shall notify each other that is considered to be an Access Person or Covered Person.

V.       Sanctions

         Upon discovering that a Covered Person has not complied with the requirements of this Code, the Board of Directors of the relevant Company or of the relevant Fund Client, whichever is most appropriate under the circumstances, may impose on that person whatever sanctions the Board deems appropriate, including, among other things, disgorgement of profit, censure, suspension or termination of employment. Material violations of requirements of this Code by employees of Covered Persons and any sanctions imposed in connection therewith shall be reported not less frequently than quarterly to the Board of Directors of any relevant Company or Fund Client, as applicable.

VI.      Exceptions

         The Compliance Committee of the Companies reserves the right to decide, on a case-by-case basis, exceptions to any provisions under this Code. Any exceptions made hereunder will be maintained in writing by the Compliance Committee and presented to the Board of Directors of any relevant Fund Client at its next scheduled meeting.

VII.     Preservation of Documents

         This Code, a copy of each report by a Covered Person, any written report made hereunder by the Companies or the Compliance Officer, lists of all persons required to make reports, a list of any exceptions, and the reasons therefore, with respect to Article II.B, and any records under Article II.G with respect to purchases pursuant to Article II.H above, shall be preserved with the records of the relevant Company and any relevant Fund Client for the period required by Rule l7j-1.

VIII.    Other Laws, Rules and Statements of Policy

         Nothing contained in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by the Companies, the Affiliates or the Fund Clients.

IX.      Future Information

         If any person has any question with regard to the applicability of the provisions of this Code generally or with regard to any Securities transaction or transactions, he should consult the Compliance Officer.

                                                                       Exhibit A

             LIST OF AFFILIATES OF THE COMPANIES

Westwood Holdings Group, Inc.

Westwood Trust

Gabelli Westwood Equity Fund

Gabelli Westwood Balanced Fund

Gabelli Westwood Cash Management Fund

Gabelli Westwood SmallCap Fund

Gabelli Westwood Realty Fund

                                                                       Exhibit B

                       PRE-CLEARANCE TRADING APPROVAL FORM

I,__________________________________________________________(name), am an Access
         Person or authorized officer thereof and seek pre-clearance to engage in the transaction described below; for the benefit of myself or another access person:

Acquisition or Disposition (circle one)

Name of Account:         _______________________________________________________

Account Number:          _______________________________________________________

Date of Request:         _______________________________________________________

Security:                _______________________________________________________

Amount or # of Shares:   _______________________________________________________

Broker:                  _______________________________________________________

If the transaction involves a Security that is not publicly traded, a description of proposed transaction, source of investment opportunity and any potential conflicts of interest:

I hereby certify that, to the best of my knowledge, the transaction described herein is not prohibited by the Code of Ethics and that the opportunity to engage in the transaction did not arise by virtue of my activities on behalf of any Client.

Signature: _________________________   Print Name:______________________________

Approved or Disapproved   (circle one)

Date of Approval ____________________________

Signature:_________________________     Print Name:_____________________________

Compliance Officer Approval:______________________________

                                                                       Exhibit C

                               TRANSACTION REPORT

Report Submitted by:_____________________________________________________
                                 Print Your Name

This transaction report (the "Report") is submitted pursuant to Section IV(B) of the Code of Ethics of the Companies and supplies information with respect to transactions in any Security in which you may be deemed to have, or by reason of such transaction acquire, any direct or indirect beneficial ownership interest, and with respect to accounts established by you in which any Securities were held for your direct or indirect benefit, for the period specified below. If you were not employed by or affiliated with us during this entire period, amend the dates specified below to cover your period of employment.

Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics.

If you have no reportable transactions or new accounts, sign and return this page only. If you have reportable transactions or new accounts, complete, sign and return page 2 and any attachments.

I HAD NO REPORTABLE SECURITIES TRANSACTIONS DURING THE PERIOD _________________ THROUGH_____________________. I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.

Signature:_____________________________________

Position: _____________________________________

Date:     _____________________________________

                               TRANSACTION REPORT

Report Submitted by:_____________________________________________________
                                 Print Your Name

         The following tables supply the information required by Section IV(B) of the Code of Ethics for the period specified below. Transactions reported on brokerage statements or duplicate confirmations actually received by the Compliance Officer do not have to be listed although it is your responsibility to make sure that such statements or confirmations are complete and have been received in a timely fashion.

                                  TRANSACTIONS

                                Whether                                    Name of the
                            Purchase, Sale,                               Broker/Dealer
                            Short Sale, or                               with or through
Securities                  Other Type of                   Price Per        whom the         Nature of
(Name and      Date of      Disposition or    Quantity of    Share or      Transaction       Ownership of
 Symbol)     Transaction     Acquisition       Securities   Other Unit     was Effected       Securities
---------    -----------    --------------    -----------   ----------   ---------------     -----------

                            NEW ACCOUNTS ESTABLISHED

Name of Broker, Dealer or Bank      Account Number      Date Account Established
------------------------------      --------------      ------------------------

To the extent specified above, I hereby disclaim beneficial ownership of any security listed in this Report or in brokerage statements, or transaction confirmations provided by me.

I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT FOR THE PERIOD OF __________________________THROUGH_______________________________.

Signature: _________________________________       Date: _______________________

Position:  _________________________________

                                                                       Exhibit D

                              BENEFICIAL OWNERSHIP

For purposes of the attached Code of Ethics, "beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except the determination of direct or indirect beneficial ownership shall apply to all securities that a Covered Person has or acquires. The term "beneficial ownership" of securities would include not only ownership of securities held by a Covered Person for his own benefit, whether in bearer form or registered in his name or otherwise, but also ownership of securities held for his benefit by other (regardless of whether or how they are registered) such as custodians, brokers, executors, administrators, or trustees (including trusts in which he has only a remainder interest), and securities held for his account by pledges, securities owned by a partnership in which he is a member if he may exercise a controlling influence over the purchase, sale or voting of such securities, and securities owned by any corporation or similar entity in which he owns securities if the shareholder is a controlling shareholder of the entity and has or shares investment control over the entity's portfolio.

Ordinarily, this term would not include securities held by executors or administrators of estates in which a Covered Person is a legatee or beneficiary unless there is a specified legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than a year after the decedent's death.

Securities held in the name of another should be considered as "beneficially" owned by a Covered Person where such person enjoys "financial benefits substantially equivalent to ownership." The Securities and Exchange Commission has said that although the final determination of beneficial ownership is a question to be determined in the light of the facts of the particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Absent special circumstances such relationship ordinarily results in such person obtaining financial benefits substantially equivalent to ownership, e.q., application of the income derived from such securities to maintain a common home, or to meet expenses that such person otherwise would meet from other sources, or the ability to exercises a controlling influence over the purchase, sale or voting of such securities.

A Covered Person also may be regarded as the beneficial owner of securities held in the name of another person, if by reason of any contract, understanding, relationship, agreement, or other agreement he obtains therefrom financial benefits substantially equivalent to those of ownership.

A Covered Person also may be regarded as the beneficial owner of securities held in the name of a spouse, minor children or other person, even though he does not obtain therefrom the aforementioned benefits of ownership, if he can vest or revest title in himself at once or at some future time.

                                                                       Exhibit E

                             INITIAL HOLDINGS REPORT

Report submitted by:__________________________________________________________
                                   Print Name

This initial holdings report (the "Report") is submitted pursuant to Section IV
(D) of the Code of Ethics of the Companies and supplies information with respect to any Security in which you may be deemed to have any direct or indirect beneficial ownership interest and any accounts established by you in which any Securities were held for your direct or indirect benefit, as of the date you became subject to the Code of Ethics.

Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics.

If you have no reportable Securities or accounts, sign and return this page only. If you have reportable Securities or accounts, complete, sign and return Page 2 and any attachments.

I HAVE NO REPORTABLE SECURITIES OR ACCOUNTS AS OF ___________________________. I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT, TO THE BEST OF MY KNOWLEDGE, THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.

Signature:_______________________________________

Position:________________________________________

Date:____________________________________________

                             INITIAL HOLDINGS REPORT

Report submitted by:__________________________________________________________
                                         Print Name

The Following tables supply the information required by Section IV (D) of the Code of Ethics as of the date you became subject to the Code.

                               SECURITIES HOLDINGS

                                                          Name of Broker/Dealer Where        Nature of Ownership of
Securities (Name and Symbol)    Quantity of Securities        Securities Are Held                  Securities
----------------------------    ----------------------    ---------------------------        ----------------------

                                    ACCOUNTS

Name of Broker, Dealer or Bank                           Account Number
------------------------------                           --------------

I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT, TO THE BEST OF MY KNOWLEDGE, THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT AS OF__________________________________________________.

Signature:____________________________________

Position:_____________________________________

Date:_________________________________________

                                                                       Exhibit F

                     ANNUAL CERTIFICATION OF CODE OF ETHICS

A. I (a Covered Person) hereby certify that I have read and understand the Code of Ethics dated June 25, 2002, and recognize that I am subject to its provisions. In addition, I hereby certify that I have disclosed or reported all personal Securities transactions required to be disclosed or reported under the Code of Ethics;

B. Within the last ten years there have been no complaints or disciplinary actions filed against me by any regulated securities or commodities exchange, any self-regulatory securities or commodities organization, any attorney general, or any governmental office or agency regulating insurance securities, commodities or financial transactions in the United States, in any state of the United States, or in any other country;

C. I have not within the last ten years been convicted of or acknowledged commission of any felony or misdemeanor arising out of my conduct as an employee, salesperson, officer, director, insurance agent, broker, dealer, underwriter, investment manager or investment advisor; and

D. I have not been denied permission or otherwise enjoined by order, judgment or decree of any court of competent jurisdiction, regulated securities or commodities exchange, self-regulatory securities or commodities organization or other federal or state regulatory authority from acting as an investment advisor, securities or commodities broker or dealer, commodity pool operator or trading advisor, or as an affiliated person or employee of any investment company, bank, insurance company or commodity broker, dealer, pool operator or trading advisor, or from engaging in or continuing any conduct or practice in connection with any such activity or the purchase or sale of any security.

E. Unless I am exempt from filing an Annual Holdings Report (as a "disinterested" director of a Fund Client or an independent director of an Affiliate), I have attached a completed Annual Holdings Report which is accurate as of a date no more than 30 days ago.

         Signature:  ______________________________________

         Print Name: ______________________________________

         Date:       ______________________________________

                         VOYAGEUR ASSET MANAGEMENT INC.

                                COMPLIANCE MANUAL

II. CODE OF ETHICS AND PROFESSIONAL STANDARDS; GUIDELINES FOR AVOIDING PROHIBITED ACTS

A.       CODE OF ETHICS AND PROFESSIONAL STANDARDS

         One of the most important compliance goals for Voyageur is to avoid or eliminate conflicts of interest between Voyageur and its clients and to maintain a healthy and positive relationship with the general public. As a professional organization serving the public in the area of asset management, all members of Voyageur are guided in their actions by high ethical and professional standards and, as applicable, subscribe to the Code of Ethics and Standards of Professional Conduct adopted by the Association of Investment Management and Research (AIMR). Adherence to the following Code of Ethics and Professional Standards should be considered a condition of employment.

         1. The general conduct of Voyageur personnel must at all times reflect the professional nature of the business in which Voyageur operates. Voyageur personnel are judicious, accurate, objective and reasonable in dealing with both clients and other parties. The personal integrity of all employees must be beyond the slightest shadow of a doubt.

         2. All members of the organization must act within the spirit and the letter of all federal, state and local laws and regulations pertaining to investment advisers and to the general conduct of business.

         3. At all times, the interest of Voyageur's clients has precedence over personal interests. This applies particularly in the case of purchases and sales of stocks and other securities that are owned, purchased or sold in the advisory and fiduciary accounts that Voyageur services.

         4.       Voyageur has adopted Insider Trading Policies (see Section
                  III) which set parameters for the establishment, maintenance and enforcement of policies and procedures to detect and prevent the misuse of material nonpublic information by Voyageur personnel. The Insider Trading Policies are in addition to and do not supersede this Code of Ethics and Professional Standards.

         5. All officers, directors and employees of Voyageur shall obtain written approval of the Compliance Department, as required by the Statement of Policy and Procedures Designed to Detect and Prevent Insider Trading and to Govern Personal Securities Trading (see Section III), prior to effecting any securities transactions for their direct or indirect personal gain or in which they may have any beneficial interest and any such transaction effected by, for, or on behalf of any member of their household. In this regard, all Voyageur personnel on or before January 30th of each calendar year shall provide a list of all broker-dealers and account numbers in which, as of December 31 of the preceding year, they have any direct or indirect beneficial ownership interest or involvement, other than currency or commodity futures not involving securities, U.S. government bonds, bank certificates of deposit, or shares of registered open-end management investment companies (mutual funds).

         6. A Voyageur employee will not accept compensation of any sort for services from outside sources without the prior approval of the Compliance Department.

         7. When an employee of Voyageur finds that his or her personal interests conflict with the interests of Voyageur and its clients, he or she will report the conflict to Compliance Department for resolution.

         8. The recommendations and actions of Voyageur are confidential and private matters between Voyageur and its clients. Accordingly, it is the policy of Voyageur to prohibit, prior to general public release, the transmission, distribution or communication of any information regarding securities transactions of client accounts except to broker-dealers in the ordinary course of business. In addition, no information obtained during the course of employment regarding particular securities (including reports and recommendations of Voyageur) may be transmitted, distributed, or communicated to anyone who is not affiliated with Voyageur, without the prior written approval of the President or Chief Executive Officer of Voyageur or such person as he or she may designate to act on their behalf.

         9. The policies and guidelines set forth in this Code of Ethics must be strictly adhered to by all Voyageur employees. Severe disciplinary actions, including dismissal, may be imposed for violations of this Code of Ethics and Professional Standards, including the guidelines that follow.

         No code can address every circumstance that may give rise to a conflict of interest. Every employee is expected to be alert to such conflicts with Voyageur's clients, and is expected to comply with the spirit as well as the letter of the Code and to always place the interests of Voyageur's clients first.

II. CODE OF ETHICS AND PROFESSIONAL STANDARDS; GUIDELINES FOR AVOIDING PROHIBITED ACTS

B.       GUIDELINES FOR AVOIDING PROHIBITED ACTS

         Voyageur employees are prohibited from engaging in the following ("Prohibited Acts"):

         1. soliciting or recommending purchases, sales or reinvestment in securities not in accordance with the client's investment objectives and guidelines;

         2. attempting to use his or her influence to cause any client account to purchase, sell or retain any securities for the purpose of seeking any form of personal gain. This prohibition would apply, for example, where the employee, or any associates or affiliates, purchased a security prior to any purchase of the same security by any client account and thereafter attempted to purchase or influence others to purchase the same security for any client account;

         3. warranting the value or price of any security or guaranteeing its future performance;

         4. promising or representing that an issuer of securities will meet its obligations or fulfill its investment or business objectives in the future;

         5. agreeing to protect a client against loss by repurchasing a security at some future time;

         6.       owning or taking title to any funds or assets of a client;

         7. maintaining a joint brokerage or bank account with any client; sharing any performance fees, carried interest, or benefit, profit or loss resulting from securities transactions with any client or entering into any business transaction with a client;

         8. borrowing money or securities from any client, regardless of the relationship between the client and the Voyageur representative;

         9. owning, operating, managing or otherwise engaging in, or being employed by, any outside business activity on either a full-time or part-time basis without the prior written approval of the Compliance Department;

         10. violating or failing to abide by Voyageur's Statement of Policy and Procedures Designed to Detect and Prevent Insider Trading; and

         11.      entering orders in any account for which there is no client.

         If any Voyageur employee becomes aware of any conduct which might violate the Prohibited Acts section of this Manual, any laws or regulations, or becomes aware of any improper or unauthorized actions, the facts must be reported as soon as possible to his or her supervisor. If there is any question about the conduct required of Voyageur and its employees, the Compliance Department should be consulted.

                         VOYAGEUR ASSET MANAGEMENT INC.

                                COMPLIANCE MANUAL

III.     INSIDER TRADING POLICIES AND PERSONAL SECURITIES TRADING

A. STATEMENT OF POLICY AND PROCEDURES DESIGNED TO DETECT AND PREVENT INSIDER TRADING AND TO GOVERN PERSONAL SECURITIES TRADING

         PART 1. POLICY ON INSIDER TRADING

         A.       SCOPE

         This statement of policy and procedures to detect and prevent insider trading and to govern personal securities trading ("Policy Statement") covers
(i) all employees, officers and directors of Voyageur Asset Management Inc.
(VAM) and (ii) all persons controlled by, or controlling, the members of Voyageur. This Policy Statement shall also cover such other persons as may from time to time come within the definition of "persons associated with an investment adviser," as such term is defined under the Investment Advisers Act of 1940.

         This Policy Statement operates in conjunction with the Code of Ethics and Professional Standards adopted by Voyageur as well as the Codes of Ethics adopted by each investment company, fund, trust or client advised, managed and/or sponsored by Voyageur; it is in addition to, not in replacement of, those obligations imposed by those Codes of Ethics.

         B.       POLICY GOVERNING INSIDER TRADING

         VOYAGEUR FORBIDS ANY OFFICER, DIRECTOR OR EMPLOYEE FROM CONDUCTING TRADES, EITHER PERSONALLY OR ON BEHALF OF OTHERS (SUCH AS INVESTMENT COMPANIES AND PRIVATE ACCOUNTS MANAGED BY VOYAGEUR), BASED ON MATERIAL NONPUBLIC INFORMATION OR COMMUNICATING MATERIAL NONPUBLIC INFORMATION TO OTHERS IN VIOLATION OF THE LAW. This Policy Statement applies to every officer, director and employee and extends to activities within and outside their duties at Voyageur. Every officer, director and employee must read and retain a copy of this Policy Statement. Any questions regarding this Policy Statement should be referred to the Voyageur Compliance Department.

         THE TERM "INSIDER TRADING" IS NOT SPECIFICALLY DEFINED IN THE FEDERAL SECURITIES LAWS, BUT GENERALLY IS USED TO REFER TO THE AFOREMENTIONED USE OF MATERIAL NONPUBLIC INFORMATION TO TRADE IN SECURITIES (WHETHER OR NOT ONE IS AN "INSIDER") OR TO THE COMMUNICATION OF MATERIAL NONPUBLIC INFORMATION TO OTHERS.

         C.       INSIDER TRADING LAW

         While the law concerning insider trading is not static, it is generally understood that the law prohibits:

         1. trading by an insider, while in possession of material nonpublic information; or

         2. trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; or

         3.       communicating material nonpublic information to others.

         The elements of insider trading and the penalties for such unlawful conduct are discussed below. Any questions or concerns should be addressed to the Voyageur Compliance Department.

                                                                           III-1

         INSIDER. The concept of "insider" is broad and can include officers, directors and employees of a company. In addition, an "outsider" can become a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, and bank lending officers. In addition, a Voyageur employee, officer or director of such a member may become a temporary insider of a company that any member of Voyageur advises or for which it performs other services. According to the Supreme Court, the temporary insider must be aware of his or her status as an insider, and thus understand that he or she is handling material nonpublic information, to be truly considered an insider.

         MATERIAL INFORMATION. Trading based on inside information is not a basis for liability unless the information is material. "MATERIAL INFORMATION" CAN BE ANY INFORMATION FOR WHICH THERE IS A SUBSTANTIAL LIKELIHOOD THAT A REASONABLE INVESTOR WOULD CONSIDER IT IMPORTANT IN MAKING HIS OR HER INVESTMENT DECISION, OR INFORMATION THAT IS REASONABLY CERTAIN TO HAVE A SUBSTANTIAL EFFECT ON THE PRICE OF A COMPANY'S SECURITIES. Information that officers, directors and employees should consider material can include, but is not limited to, any legal, economic or structural change (or impending change) which could potentially alter the value of a company or its affiliates, or any data which may be reflective of a company's future performance. Common examples of information that may be regarded as material are:

         1. projection by the company's officers of future earnings or losses different from market expectations

         2.       pending or proposed merger, acquisition or tender offer

         3.       significant sale of assets or the disposition of a subsidiary

         4. changes in dividend policies or the declaration of a stock split

         5.       the offering of additional securities

         6.       significant changes in senior management

         7.       the gain or loss of a substantial client or supplier

         8.       impending bankruptcy or financial liquidity problems

         9.       impending litigation matters

         Material information does not necessarily have to relate directly to a company's business. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether or not those reports would be favorable. Likewise, a decision at an investment meeting or a decision by a member of Voyageur to purchase or sell that security for one or more accounts may be considered material information.

         NONPUBLIC INFORMATION. INFORMATION IS NONPUBLIC UNTIL IT HAS BEEN EFFECTIVELY COMMUNICATED TO THE MARKET PLACE, AND IS PROVABLY AVAILABLE TO THE GENERAL PUBLIC. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public. Once a public release has occurred, information will normally be regarded as absorbed and evaluated within two or three business days thereafter.

         PENALTIES. Penalties for trading based on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below, even if he or she does not personally benefit from the violation. Penalties include:

         1.       civil injunctions

         2.       treble damages

         3.       prison sentences

         4. fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and

         5. fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

         In addition, any violation of this Policy Statement can be expected to result in serious sanctions by Voyageur, including dismissal of the persons involved.

                                                                           III-2

         D.       SEC REGULATION FD

         In October of 2000 the SEC adopted new Regulation FD ("Full Disclosure"), which in general provides that when issuers of securities release material information that was previously non-public they must be careful to assure that they are making full disclosure - making the information accessible to all potential investors. In cases where there has been some inadvertent limited disclosure, issuers must assure that full disclosure follows promptly upon discovery.

         Regulation FD has profoundly affected the manner in which many issuers communicate with the public. From the point of view of Voyageur, you should keep in mind the following:

     - While Regulation FD does not expressly address the duties of investment advisers, it does signal significantly heightened scrutiny by the SEC on all insider trading issues. All of the previous rules relating to insider trading still apply for Voyageur. Any enforcement actions that the SEC may bring for violations of Regulation FD may well include charges against any investors or investment advisers who received and acted upon information which was released in violation of Regulation FD.

     - If you receive any information from an issuer and have any concern that the issuer may not have complied with Regulation FD in releasing the information, you should contact the Compliance Department.

     - Although Regulation FD in some cases allows the use of confidentiality agreements, so that information may be released on a limited basis, Voyageur as a matter of policy does not make use of such agreements. Under such agreements there can be no trading activity in the issuer's securities until the information in question has been fully disclosed. If you believe that use of such an agreement is necessary in a particular situation, you must contact the Compliance Department and obtain permission and guidance before entering into the agreement.

         PART 2. PROCEDURES TO IMPLEMENT VOYAGEUR'S POLICY AGAINST INSIDER TRADING AND TO GOVERN PERSONAL SECURITIES TRADING

         The following procedures have been established to aid the officers, directors and employees of Voyageur in avoiding insider trading and to aid Voyageur in preventing, detecting and imposing sanctions against insider trading. Every officer, director and employee of Voyageur must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. Any questions in reference to these procedures should be directed to the Compliance Department.

                  A.       IDENTIFYING INSIDER INFORMATION

         Before trading for oneself or others, including the investment companies or private accounts managed by Voyageur, in the securities of a company about which one may have potential insider information, an employee should consider the following questions:

         1. Is the information material? Is this information that could be considered important in making investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

         2. Is the information public? To whom has this information been provided? Has the information been published in Reuters, The Wall Street Journal, or other publications of general circulation?

         If, after consideration of the above, it is believed that the information is material and nonpublic, or if there are questions as to whether the information is material and nonpublic, the following steps should be taken:


                                                                           III-3

         1.       Report the matter immediately to the Voyageur Compliance
                  Department.

         2. Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by Voyageur.

         3. Do not communicate the information inside or outside Voyageur, other than to the Voyageur Compliance Department.

         After the Voyageur Compliance Department has reviewed the issue, the employee in question either will be instructed to continue to follow the prohibitions against trading and communication or will be allowed to trade and communicate the information.

         B.       EMPLOYEE PROCEDURES FOR PERSONAL SECURITIES TRADING

         All Voyageur employees, officers and directors (including members of their respective households) are subject to the following rules and procedures for personal securities trading.

         1.       CORE PRINCIPLES.

                  a. Employees, officers, directors and others associated with Voyageur have a fiduciary duty to serve the best interests of clients and not to engage in conduct that is in conflict with those interests. Clients' interests must always come ahead of personal interests. Conflicts of interest, and even the appearance conflicts of interest, are to be avoided.

                  b. Employees are permitted and encouraged to invest in mutual funds and other collective investment vehicles, as well as in other securities, if they observe applicable laws and regulations and both the letter and spirit of these rules and procedures.

                  c. While personal securities trading is allowed, excessive activity in personal trades is discouraged and may be subject to restrictions. Employees are expected to devote their time and attention at work to client business and not to personal trading, except incidentally.

                  d. No set of rules can possibly anticipate all the potential trading conflicts of interest that may arise. All situations that are subject to interpretation must be decided in favor of the protection of the best interests of the clients. Final discretion in the application of these rules and procedures and in the determination of appropriate sanctions rests with the Voyageur Compliance Department.

         2.       SCOPE OF APPLICATION

                  a. COVERED PERSONS - These rules and procedures govern the personal securities trading of all Voyageur employees, officers and directors, their spouses and members of their immediate families who share the same household. These persons are referred to as "Covered Persons".

                  b. COVERED ACCOUNTS - These rules and procedures apply to all securities and transactions in securities in which any Covered Person has beneficial ownership. Beneficial ownership includes having any direct or indirect financial interest in any account - including an account with a financial institution or an employee benefit account - regardless of the name in which the account is held. Beneficial ownership also includes having any discretionary control over the purchase or sale of securities in any such account. These accounts are referred to as "Covered Accounts".

                           - INVESTMENT CLUBS - Investment club accounts are generally not treated as Covered Accounts, except that they are subject to the reporting requirements of these rules under Section 3 below. A Covered Person may participate in an investment club

                                                                           III-4
                               only if that participation is approved in advance by the Compliance Department. Approval will be given only if the Covered Person can demonstrate that no potential conflict of interest will arise if approval is granted. An exemption to the pre-clearance requirement will not be granted if the Covered Person has sole control over the club's investment decisions or if Covered Persons make up 50% or more of the members of the club. The Covered Person must demonstrate that he or she does not control but only contributes to investment decision-making, then participation in the club may be approved and a waiver to the pre-clearance requirement may be granted. The Compliance Department will periodically review investment club trading for abuses and conflicts and reserves the right to cancel approval of participation in the club or to subject the club's trades to pre-clearance and other requirements. Investment club accounts may not be used to evade or undermine these rules and procedures.

                  c. COVERED INVESTMENTS - These rules and procedures apply to all personal securities investments of Covered Persons, including investments in any options on securities. The term "securities" is broadly defined to include essentially all types of equity and debt investments, EXCEPT that these rules and procedures do not apply to investments in: U.S. government bonds, bankers' acceptances, bank certificates of deposit, commercial paper, high-quality short-term debt instruments, unit investment trusts or variable or fixed annuities (where no investment discretion is involved) or shares of registered open-end investment companies (mutual funds). The investments covered by these rules and procedures are referred to as "Covered Investments".

                           - FUTURES - Although futures are not "securities", certain futures instruments could be used in certain investment strategies for Voyageur client accounts. Accordingly, they are subject to the reporting requirements of these rules under
                               Section 3 below. The Compliance Department will periodically review any futures trading for abuses and conflicts and reserves the right to subject such trades to pre-clearance and other requirements.

3.       REPORTING REQUIREMENTS

         a. UPON HIRING - Within ten (10) calendar days of the start of employment, each Covered Person must provide to the Compliance Department a list of all Covered Accounts and all Covered Investments held at the time of their hiring.

         b. ANNUALLY - Each year all Covered Persons must provide updated lists of their Covered Accounts and Covered Investments held at the close of the calendar year. These lists must be provided by January 30th of the next calendar year. In addition, all Covered Persons will be required to sign a certificate of compliance each year, verifying that they have provided all required information to the Compliance Department and that they have complied with these rules and procedures.

         c. FOR EACH TRADE - All Covered Persons must request that all broker-dealers, other than Dain Rauscher, with which they have accounts send duplicate confirmations and statements on their securities transactions to the Compliance Department. Unless a specific exception is granted, photocopies of confirmations and statements provided by Covered Persons will not be acceptable. Upon the employee's request, the Compliance Department may send a standard letter to the broker-dealer in question, making a request on the employee's behalf. It remains the employee's responsibility, however, to ensure that the duplicate statements and confirmations are provided. Duplicate confirmations of transactions must be received by the Compliance Department within ten (10) calendar days of settlement of any transaction.

                                                                           III-5

                  - PRIVATE TRANSACTIONS - When no broker-dealer is involved in a transaction, the employee shall provide other evidence of the purchase or sale that is satisfactory to the Compliance Department. The documentation must explain the circumstances surrounding the transaction, including the manner in which it was executed, the title of each security involved, the quantity of each security purchased or sold, the date of the transaction and the price at which the transaction was executed.

4.       PRE-CLEARANCE REQUIREMENTS

         a. A Covered Person may not engage in a personal securities transaction unless it has been pre-cleared by the Compliance Department. Requests for pre-clearance must be submitted on the attached pre-clearance form ("Request for Permission to Engage in Personal Securities Transaction"). This form may be obtained from the Compliance Department and also is available on the Network L drive, Compliance\forms.

         b. Transactions must not be executed until pre-clearance has been given by the Compliance Department in writing.

         c. Pre-clearance approval is effective until the close of trading on the trading day following the date of pre-clearance. The date of pre-clearance approval is indicated by the date of the e-mail of approval sent by the Compliance Department to the Covered Person.

         d. In determining whether pre-clearance for any transaction should be granted, the Compliance Department will review the transaction for compliance with these rules and procedures, as well as for any other indications of any conflict of interest or violation of law or policy.

5.       RESTRICTED ACTIVITIES

         a. INSIDER TRADING - All personal investment activity of Covered Persons must comply with the rules and procedures discussed above regarding insider trading. No Covered Person may engage in a personal investment while in possession of material non-public information about the investment or the issuer of the investment. Nor may a Covered Person communicate such information to others in violation of law or otherwise engage in activities that would violate these rules.

         b. VOYAGEUR RESTRICTED LIST - Covered Persons may not purchase or sell any security that is on the Voyageur Restricted List.

         c. BLACKOUT PERIOD - Covered Persons may not purchase or sell a security during a period from seven (7) calendar days before through seven (7) calendar days after the date on which any portfolio managed by Voyageur purchases or sells the same security. When a Covered Person submits a pre-clearance request, the Compliance Department will review records for trades in the same security. If there has been a transaction within the prior seven (7) calendar days, the request will be denied. In addition, the Covered Person is required to verify on the pre-clearance form that he or she has no knowledge of any intent on the part of anyone at Voyageur to engage in a transaction in the security for a client portfolio. The Compliance Department will monitor trading activity for seven
                  (7) calendar days following the pre-clearance approval date, and if there is a portfolio transaction in the same security during that time then the Covered Person may be required to reverse the trade and forfeit any resulting gains. The Covered Person will be required to submit a written explanation of the transaction, and

                                                                           III-6
                  the Compliance Department will follow up as appropriate, based upon the surrounding circumstances.

         d. SHORT-SWING TRADING - Covered Persons also are prohibited from profiting from any "opposite transaction" in the same or equivalent security within sixty (60) calendar days of a purchase or sale. For purposes of this rule, a last-in, first-out ("LIFO") rule will be applied, matching any transaction with any opposite transaction within 60 days. The Compliance Department may grant rare exceptions to this restriction. All such exceptions; however, must be approved in advance by the Compliance Department. In addition, the purchase and/or sale of option contracts may not be used to circumvent this restriction.

         e. PRIVATE PLACEMENTS - Covered Persons may purchase privately placed securities, subject to advance review and approval by the Compliance Department. Requests for approval must be submitted on the attached Private Placement Pre-Approval Form. Approval will be granted only if the Covered Person can demonstrate that no current or potential conflict of interest will arise if she or he is permitted to purchase the security in question. The "de minimis" exemption discussed below does not apply to purchases of privately placed securities. Employees who own privately placed securities, whether held at the start of employment or acquired during their employment, may at any time be required to halt any and all transactions involving those securities or even divest the securities if potential conflicts of interest should arise.

         f. IPOs - Covered Persons are prohibited from purchasing securities in initial public offerings. In the event that a Covered Person holds securities in a company that has announced that it will engage in an IPO, he or she must bring the information about the impending IPO to the attention of the Compliance Department.

6.       THE "DE MINIMIS" EXEMPTION

         a. The "de minimis" exemption may apply to limit the application of the blackout period discussed above. Note: Trades covered by the "de minimis" exemption still must be pre-cleared by the Compliance Department and are subject to all other requirements of these rules and procedures.

         b. The "de minimis" exemption may apply only if the following requirements are met:

                  - The transaction must be for the purchase or sale of 2,000 shares or fewer. In the case of options, the transaction must be for 20 or fewer contracts.

                  - The issuer of the securities must have a market capitalization of at least $1 billion. In the case of options, the underlying security must have a market capitalization of at least $1 billion. The Covered Person should provide written documentation evidencing the market capitalization when submitting the pre-clearance form.

                  - Permission may be granted to a Covered Person under the "de minimis" exemption for any particular security only once every thirty (30) days.

                  - The transaction must be free from any actual and/or apparent conflicts of interest. In particular, the "de minimis" exemption is not available to a Covered Person when a client portfolio for which the Covered Person is involved in investment decisions is purchasing or selling the same security within the blackout period.

                  - The permission granted under the "de minimis" exemption is valid for ten (10) calendar days from the date of pre-clearance approval. The date of pre-clearance

                                                                           III-7
                      approval is indicated by date of the e-mail of approval sent by the Compliance Department to the Covered Person.

7.       EXEMPTION FOR "NON-DISCRETIONARY ACCOUNTS".

         a. Exemptions, to certain aspects of these rules and procedures may apply to certain accounts which ordinarily would be Covered Accounts but over which a Covered Person has no direct or indirect influence or control. These accounts are referred to as "Non-Discretionary Accounts".

         b. The treatment of any account as a Non-Discretionary Account must be approved in advance by the Compliance Department. The approval must be in writing. Before approval may be granted, the account must meet the following requirements:

                  - The investment decisions for the account must be made by an independent fiduciary who is authorized by a written agreement to make all investment decisions and who does not discuss any such investment decisions with the Covered Person. The Covered Person must provide a copy of the written agreement to the Compliance Department.

                  - The Covered Person must certify in writing that he or she has not discussed and will not discuss any investment decisions with the independent fiduciary, either directly or indirectly.

         c. Non-Discretionary Accounts ordinarily are not treated as Covered Accounts, except that they are subject to the reporting requirements of these rules under Section 3 above. The Compliance Department will periodically review transactions in Non-Discretionary Accounts for abuses and conflicts and reserves the right to cancel approval of any Non-Discretionary Account or to subject trading in the account to pre-clearance and other requirements. Non-Discretionary Accounts may not be used to evade or undermine these rules and procedures.

         d. Transactions involving Royal Bank's stock or options are not covered by this exemption.

8. EXEMPTION FOR DIVIDEND REINVESTMENT PLANS AND OTHER REGULAR PERIODIC INVESTMENTS.

         a. Exemptions to certain aspects of these rules and procedures also may be granted for dividend reinvestment plans (DRIPs), direct stock purchase plans (DSPs) and other plans for regular, periodic investments that do not involve, on a trade-by-trade basis, the exercise of discretion over the selection of securities or timing of the investments.

         b. Requests for approval of such exemptions may be submitted to the Compliance Department, which will consider them on a case-by-case basis.

9.       SANCTIONS AND ENFORCEMENT.

         a. In addition to any other sanctions that may be applied for violation of the Voyageur Compliance Manual, sanctions for violations of these rules and procedures may include written warnings, written reprimands, fines, the disgorgement of profits, the cancellation of transactions, the suspension or cancellation of personal trading privileges and the suspension or termination of employment.

         b. As noted above, no set of rules can possibly anticipate all the potential trading conflicts of interest that may arise. All situations subject to interpretation must be decided in favor of the protection of the best interests of the clients. Final discretion in the

                                                                           III-8
                  application of these rules and procedures and in the determination of appropriate sanctions rests with the Compliance Department.

         C.       RESTRICTING ACCESS TO MATERIAL NONPUBLIC INFORMATION

         Information in an employee's possession that can be considered material and nonpublic may not be communicated to anyone, including persons within Voyageur, except as provided in this Compliance Manual.

                                                                           III-9

         D.       RESOLVING ISSUES CONCERNING INSIDER TRADING

         If, after consideration of the items set forth above, doubt remains as to whether information is material or nonpublic, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the Compliance Department before trading or communicating the information to anyone.

         PART 3.      SUPERVISORY PROCEDURES

         A.       REDUCTION OF INSIDER TRADING

         To reduce insider trading, the Compliance Department will:

         1. provide educational programs to familiarize officers, directors and employees with this Policy Statement;

         2.       answer questions regarding this Policy Statement;

         3. resolve issues of whether information received by an officer, director or employee of Voyageur is material and nonpublic;

         4. review on a regular basis and update as necessary this Policy Statement;

         5. when it has been determined that an officer, director or employee of Voyageur has material nonpublic information:

                  a. implement such measures to prevent dissemination of such information; and

                  b. if necessary, restrict officers, directors and employees from trading the securities in question.

         B.       SPECIAL REPORTS TO MANAGEMENT

         Promptly, upon learning of a potential violation of this Policy Statement, the Voyageur Compliance Department will prepare a written report to management providing full details and recommendations for further action.

                                                                          III-10

       REQUEST FOR PERMISSION TO ENGAGE IN PERSONAL SECURITIES TRANSACTION

(Transactions must NOT be executed until pre-clearance has been granted by the Compliance Department in writing.)

I hereby request permission to [ ] BUY [ ] SELL (check one) the specified security in the company indicated below for my own account or other account in which I have a beneficial interest or legal title:

_________________________              _______________________________________

DATE                                   NAME

# OF SHARES      NAME OF SECURITY     SYMBOL     BROKER
-------------------------------------------------------


I believe that the above listed transaction is not prohibited by the Code of Ethics or the Voyageur Statement of Policy and Procedures Designed to Detect and Prevent Insider Trading and to Govern Personal Securities Trading (found in the Voyageur Compliance Manual) to which I am subject.

To the best of my knowledge, this transaction is not potentially harmful to any accounts or portfolios* distributed, managed and/or serviced by Voyageur, given the size of the transaction compared to the existing market for such securities. Furthermore, to my knowledge, none of the accounts or portfolios* distributed, managed and/or serviced by Voyageur has purchased or sold the security listed above during the last seven days; and

To the best of my knowledge, the requested transaction will not result in a misuse of inside information or in any conflict of interest or impropriety with regard to any accounts or portfolios* distributed, managed and/or serviced by Voyageur.

Additionally: (Please check any or all that apply)

[ ] To the best of my knowledge the security indicated above is not being considered for purchase or sale by any accounts or portfolios* distributed, managed and/or serviced by Voyageur.

[ ] The security indicated above will be [ ] acquired [ ] sold (check one) in a private placement or is not of an issuer publicly traded or registered with the SEC.

[ ] The proposed purchase of the above listed security, together with my current holdings, will result in my having a beneficial interest in more than 5% of the outstanding voting securities of the company. If this item is checked, state the beneficial interest you will have in the company's voting securities after this purchase.__________

[ ] I wish to effect the above transaction which complies with the de minimis exemption since the transaction involves 2,000 shares or less and the issuer has a market capitalization of at least $1 billion. I also hereby certify that I have not received permission for this de minimis exemption in the last 30 days with regard to the security indicated above.

I SHALL DIRECT MY BROKERAGE FIRM TO PROVIDE A COPY OF A CONFIRMATION OF THE REQUESTED TRANSACTION(S) TO THE COMPLIANCE DEPARTMENT WITHIN 10 DAYS OF THE TRANSACTION.

___________________________________                         ____________________
SIGNATURE                                                   TELEPHONE NUMBER

          PERMISSION IS EFFECTIVE ONLY ON THE DATE SHOWN BY THE LOG IN

* "ACCOUNTS OR PORTFOLIOS" ARE DEFINED AS ANY AND ALL INVESTMENT COMPANIES, PRIVATE ACCOUNTS AND ALL OTHER CLIENTS OF VOYAGEUR ASSET MANAGEMENT INC.

CONFIRMATION: NO TRANSACTION WITH RESPECT TO THE SECURITY INDICATED ABOVE IS KNOWN TO BE PENDING OR IN PROGRESS FOR ANY PORTFOLIO UNDER MANAGEMENT.

COMPLIANCE DEPARTMENT LOG IN              TRADING DEPARTMENT CONTACT PERSONS

--------------------------------      ______________________________________
                                      Contact Person - Equity

--------------------------------      ______________________________________
                                      Contact Person - Fixed Income

                                      ______________________________________
                                      COMPLIANCE REVIEW

COMPLIANCE; (FAX) 612.376.7005

                                      ______________________________________
                                      (Signature)

                         VOYAGEUR ASSET MANAGEMENT INC.

                        INVESTMENT CLUB PRE-APPROVAL FORM

Date: __________________

PERSONAL INFORMATION

Name:______________________________________

Department:________________________________

INVESTMENT CLUB(S) INFORMATION

Name of Investment Club(s):_____________________________________________________

Principals of Investment Club(s):_______________________________________________

Person who did the trade:___Self ___Spouse ____Other (explain)__________________

Positions held:_________________________________________________________________

Are you on the Board of Directors?______________________________________________

Are you on an investment decision-making committee?_____________________________

Are you involved in making security transactions recommendations?_______________

Are you involved in subsidizing the Fund?_______________________________________

* I am fully aware I must continue to abide by Voyageur Compliance and Insider Trading Regulations.

I will direct_______________________Club to send confirmations to the Compliance Department.

Signature_____________________________________          Date____________________

DEPARTMENTAL USE

Date Received: _____________________

cc: Compliance Manager

                         VOYAGEUR ASSET MANAGEMENT INC.

                       PRIVATE PLACEMENT PRE-APPROVAL FORM

DATE: __________________

PERSONAL INFORMATION

Name:_________________________________________

Department:___________________________________

PRIVATE PLACEMENT INFORMATION

Date of Investment:____________________Initial Investment: _____________________

Additional Investment(s):_______________________________________________________

Private Placement (Company) Name:_______________________________________________

Type of Company:___________________________Industry: ___________________________

Percentage Owned: _____________________Relationship to Company:_________________

Is there any known relationship between the Company and Voyageur?_______________

If so, please describe the relationship.________________________________________

Are/will you be a member of the Board of Directors?___If so, position held:_____

Senior Officers of Company: ____________________________________________________

How did you learn of the opportunity?___________________________________________

Additional Information:_________________________________________________________

*I am fully aware I must continue to abide by Voyageur's Compliance and Insider Trading Regulations. To my knowledge, I will not be violating any federal/state/firm rules or regulations and if circumstances change I will notify the Compliance Department.

*I will notify the Compliance Department as I learn of the company going public or of any imminent public offering by the company.

Signature____________________________________        Date_______________________

DEPARTMENTAL USE

Date Received: ____________________

cc: Compliance Manager

III.     INSIDER TRADING POLICIES AND PERSONAL SECURITIES TRADING

B.       TRANSACTION REQUIREMENT MATRIX

The following chart contains many of the common investment instruments, though it is NOT all-inclusive.

                                        PRECLEARANCE            CONFIRMATION
TRANSACTION                               REQUIRED?               REQUIRED?
MUTUAL
    Mutual Funds (open-ended)                 No                     No
    Mutual Fund (closed-end)                  Yes                    Yes
    Unit Trusts                               No                     Yes
    Variable & Fixed Annuities                No                     No

EQUITIES
    Royal Bank                                Yes                    Yes
    Common Stocks                             Yes                    Yes
    ADRs                                      Yes                    Yes
    DRIPS                                     No                     Yes
    Stock Splits                              No                     Yes
    Rights and Warrants (exercised)           Yes                    Yes
    Preferred Stock                           Yes                    Yes
    IPOs                                      PROHIBITED             PROHIBITED

OPTIONS (stock)                               Yes                    Yes

FUTURES
    Currency                                  No                     Yes
    Commodity                                 No                     Yes
    S&P                                       No                     Yes

FIXED INCOME
    US Treasury                               No                     No
    CDs                                       No                     No
    Money Market                              No                     No

BONDS
    US Government                             No                     No
    Corporate                                 Yes                    Yes
    Convertibles (converted)                  Yes                    Yes
    Municipal                                 Yes                    Yes

PRIVATE PLACEMENTS                            Yes                    Yes

LIMITED PARTNERSHIPS                          Yes                    Yes

III.     INSIDER TRADING POLICIES AND PERSONAL SECURITIES TRADING

C.       FIREWALL, SECURITIES WATCH LIST AND SECURITIES RESTRICTED LIST

         As discussed above, trading in public securities based upon material non-public information ("MI") is strictly prohibited by U.S. law and by Voyageur's policies. To assist in the prevention and detection of any such "insider" trading, Voyageur has adopted the following policies and procedures relating to:

-   Firewall Requirements

-   Securities Watch List Requirements

-   Securities Restricted List Requirements

1.  DEFINITIONS

         FIREWALL - The Voyageur Firewall involves a set of procedures to assure that that any MNI received by an employee of Voyageur is maintained as strictly confidential. Any person who is actually in possession of MNI, of course, may not trade in any public securities of a company that is the subject of the MI - whether that trading is for a personal account or for a client portfolio. In addition, except as provided for in Voyageur policies or as expressly allowed by the Compliance Department, the information may not otherwise be disclosed to any person for any reason. As required by the particular situation, Firewall requirements also may include limiting access to physical files, computer files and other sources of information.

         WATCH LIST - The Voyageur Securities Watch List involves a set of procedures by which the Compliance Department is able to monitor trading in specific securities for the purpose of detecting any irregularities or indications of improper activity. The purpose of the Watch List is to allow this monitoring without alerting the remainder of Voyageur to the situation and without having to impose a general trading restriction. Watch List procedures most likely would apply, for example, where Voyageur or an affiliate is in the early stages of a material transaction with a public company. The Watch List also may apply where there has been an inadvertent disclosure of MNI to a limited group of employees. Those who are in actual possession of the MNI would be subject to the Voyageur Firewall restrictions. But the Watch List procedures would allow ordinary trading in the affected securities to continue elsewhere throughout Voyageur. The Compliance Department would of course investigate any irregularities that are detected using the Watch List monitoring procedures.

         RESTRICTED LIST - The Voyageur Securities Restricted List involves a set of procedures by which the Compliance Department actually restricts trading in specific securities in order to prevent improper activity. The Restricted List is to be used sparingly, but would apply for example where Voyageur or an affiliate is involved in a material transaction with a public company that has been publicly announced but has not yet closed. It also may apply in certain situations of inadvertent disclosure, where the Compliance Department determines that the Firewall and Watch List procedures are not sufficient to prevent possible abuses. In addition, it may apply where there are certain industry-specific holding's limitations that apply to investments for Voyageur clients. Unless otherwise expressly indicated, the restrictions imposed under the Restricted List procedures will apply both to employees' personal trading and to trading on behalf of client portfolios.

2.  PROCEDURES

         The following procedures apply for the administration of the Voyageur Firewall Requirements and the Watch List and Restricted List:

     - Any employee who receives MNI that relates to a company that has any publicly traded securities must maintain that information as strictly confidential. While in possession of the MNI, the employee may not trade in any public securities of that company for any personal accounts and may not participate in any investment decisions regarding the securities of that company for any client portfolios. In addition, except as provided for in Voyageur's policies or as expressly allowed by the Compliance Department, the information may not otherwise be disclosed to any person for any reason.

     - All employees must report to their managers and to the Compliance Department all situations in which they have received or believe they may receive any MNI regarding any company. The Compliance Department will work with the employee and the manger to determine the appropriate action to be taken in the situation. This will include the implementation of appropriate Firewall restrictions. The Compliance Department also will determine whether it is necessary to place the company on the Voyageur Watch List or Restricted List.

     - The Compliance Department is responsible for the administration of the Watch List and the Restricted List. The Watch List will be maintained as confidential, with access to the list limited to designated Voyageur officers and certain members of the Compliance Department. The Restricted List, however, is available to all employees of Voyageur.

     - The Compliance Department will update the Watch List and Restricted list as appropriate to keep them current. All employees are responsible for advising the Compliance Department of information to assist in updating the lists, including when transactions have been completed, when previously non-public information has been fully disclosed and when any restrictions otherwise are no longer applicable.